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                                 EXHIBIT 99.4

Friday June 11, 7:00 am Eastern Time
Company Press Release
SOFTBANK Corp. to Acquire 30% of Global Sports for $80 Million
Global Sports to Focus Exclusively On E-commerce
KING OF PRUSSIA, Pa.--(BUSINESS WIRE)--June 11, 1999-- Engages Deutsche Banc Alex. Brown to Divest Non-internet Assets

GLOBAL SPORTS, INC. (NASDAQ: GSPT - news) today announced a definitive strategic investment agreement whereby SOFTBANK Corp., will acquire an approximate 30% interest in the company on a diluted basis, for $80 million.

Global Sports, Inc. also announced that going forward it will focus exclusively on its e-Commerce business, Global Sports Interactive ("GSI"), and that it has engaged Deutsche Banc Alex. Brown to divest its non-Internet assets, including the Branded Division, consisting of Ryka and Yukon, and the Off Price & Action Sports Division. With the proceeds from the SOFTBANK's agreement, Global Sports intends to accelerate investment spending in GSI, significantly furthering its pursuit of becoming the leading e-Commerce company in the sporting goods category.

Last month, Global Sports, Inc. announced the formation of Global Sports Interactive, a breakthrough e-Commerce company with long-term exclusive agreements to operate the e-Commerce businesses for leading sporting goods retailers with combined annual sales of more than $3.0 billion. Currently, GSI has an e-Commerce partnership agreement with The Sports Authority and e-Commerce contracts with The Athlete's Foot, Sport Chalet, MC Sports, Sports & Recreation and one other retailer with annual sales in excess of $200 million. The sales results for the Sports Authority partnership as well as over 90% of the online sales for GSI's other five partners will be included in the consolidated financial statements of Global Sports, Inc. GSI expects to leverage the well-known brand names, substantial existing marketing visibility and established customer bases of these retailers to efficiently drive consumer traffic to its Web sites. By building a single best-of-breed organization and technology platform to run multiple e-Commerce sporting goods businesses, GSI is positioned to realize significant economies of scale, which could be further enhanced as the company seeks to expand its initial client base. GSI's plan to accelerate investment spending will include stepped up incremental marketing efforts, an aggressive content acquisition plan and a more rapid rollout of international operations.

Masayoshi Son, President and CEO of SOFTBANK Corp., said, "Global Sports Interactive embodies everything that is necessary for success on the Internet, including a brilliant business model, strong entrepreneurial management and a focus on a wide open opportunity. Our agreement with Global Sports, which represents one of the larger investments by SOFTBANK

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in an e-Commerce company, will provide financial support that will assist it to build its business and realize on its vision. We believe that the $150 billion worldwide sporting goods industry has enormous untapped potential for e-Commerce and that Global Sports, through its partnerships with six leading retailers is well positioned to lead the category."

The SOFTBANK investment is for 6,153,850 common shares of Global Sports, Inc., and is expected to close in its entirety pending expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and approval of the transaction by a majority of Global Sports, Inc. shareholders, which is expected to occur in July. Michael Rubin, Chairman and CEO of Global Sports, Inc., who owns more than 65% of the currently outstanding shares, has agreed to vote in favor of the SOFTBANK transaction.

In conjunction with its decision to become a pure-play e-Commerce organization, the company intends to announce a new name and corporate identity to replace Global Sports, before the launch of its initial six e-Commerce Web sites in the fourth quarter of 1999. Excluding the results of its non-Internet businesses and factoring in the company's intention to significantly accelerate investment spending in GSI, Global Sports, Inc. anticipates that it will report operating losses for the foreseeable future. Because of Global Sports' decision to divest its non-Internet assets, the company intends to account for the results of its Branded and Off Price & Action Sports Division's as discontinued operations beginning in the second quarter of 1999.

Michael Rubin, Chairman and CEO of Global Sports, Inc., commented, "We are extremely excited to have SOFTBANK join our company as a strategic partner. Their track record, which includes backing online powerhouses such as Yahoo! and E*Trade, has clearly established them as the preeminent source of capital for leading Internet companies. Our goal of becoming the leading e-Commerce company in the sporting goods category is ambitious and will require a substantial financial commitment and complete focus on our part to achieve. With SOFTBANK as our partner we are confident that the necessary resources are available for us to aggressively build Global Sports Interactive in a way that will enable its bold vision to become a reality. While we anticipate substantial investment outlays during the start-up phase of GSI, we firmly believe that our model can deliver superior long-term returns relative to many other e-Commerce companies, based on combining the built-in advantages of leading traditional retailers with the clear benefits of a Web-centric organization."

Rubin, continued, "Our decision to divest our non-Internet assets was not easy as these businesses have achieved tremendous success and continue to have significant growth potential. Throughout our company's history we have evolved by pursuing new growth opportunities within the sporting goods industry and the emergence of GSI is a continuation of this natural progression. However, we believe the potential to create upside for our shareholders through the development of GSI is a very significant opportunity for our company that requires the full attention of management. Given the magnitude of capital raised from SOFTBANK, our

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divestiture plan was not predicated on financial needs but rather reflects our recognition of the significant focus that is necessary to compete in this rapidly evolving new medium and our desire to avoid any conflicts between our wholesale and e-Tailing operations. We are confident that by working with an investment bank of the caliber of Deutsche Banc Alex. Brown we are properly approaching the divestiture process."

Global Sports, Inc. (http://www.GS-Interactive.com), through its Global Sports Interactive Division is an e-Commerce company that operates the Internet businesses of multiple sporting goods retailers, including The Sports Authority through an e-Commerce partnership agreement, and The Athlete's Foot, Sport Chalet, MC Sports, Sports & Recreation and one unnamed retailer with annual sales of more than $200 million, through e-Commerce outsourcing contracts. The partnership with The Sports Authority is initially 80.1% owned by Global Sports, Inc. and 19.9% owned by The Sports Authority, with options for The Sports Authority to increase its ownership in the partnership to 49.9% over time.

SOFTBANK Corp. (http://www.softbank.co.jp.com), is a leading provider of information and distribution services for the digital information industry. In Japan, SOFTBANK is the largest distributor of software and computer technology publications. In the United States, SOFTBANK owns approximately 72 percent of Ziff Davis, Inc. (NYSE: ZD - news), 28 percent of Yahoo! Inc. (NASDAQ: YHOO - news), 80 percent of Kingston Technology Company, 27 percent of E*Trade Group, Inc. (NASDAQ: EGRP - news) and has signed a definitive agreement to acquire 30% of Global Sports, Inc.

Note: The current Web sites operated by GSI's partners have not been built by GSI and are not operated by GSI. These Web sites will be replaced by ones built by GSI at a later date in 1999.

Statements about the Company's outlook and all other statements in this release other than historical facts are forward-looking statements. Since these statements involve risks and uncertainties, they are subject to change at any time and the Company's actual results may differ materially from expected results. The Company derives most of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, there are inherent difficulties in predicting certain important factors, especially the timing and magnitude of sales and the overall condition of the footwear industry. These factors, as and when applicable, are discussed in the Company's filings with the SEC, a copy of which may be obtained from the Company without charge.

Editor's Note: In the seventh paragraph, the symbol between "E" and "Trade" is an asterisk.

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Contact:

     Global Sports, Inc., King of Prussia
     Michael R. Conn, 610/768-0900
     Connm@Globalsportsinc.com

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